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                                 EXHIBIT 23.2
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                CONSENT OF SCHAUER, TAYLOR, COX & EDWARDS, P.C.
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                   Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Frontier National Corporation KSOP of our report dated February 19, 1998 with respect to the Consolidated Financial Statement of Valley National Corporation as of December 31, 1997 and 1996 appearing in the Registration Statement of Frontier National Corporation (formerly Valley National Corporation) on Form S-4, as amended, File No. 333-52465 and the prospectus filed with the SEC pursuant to Rule 424(b) on August 4, 1998.


                                         /s/ Schauer, Taylor, Cox & Edwards,
P.C.



Birmingham, Alabama
December 30, 1998